Exhibit 99.1

NEWS RELEASE

Contact:

Alliance Data
Amy Pesante – Analysts/Investors
FTI Consulting
212.850.5758
alliancedata@fticonsulting.com

Tiffany Louder – Investor Relations
Alliance Data
214.494.3048
tiffany.louder@alliancedata.com

Alyson Lupo - Media
Alliance Data
214.494.3818
alyson.lupo@alliancedata.com

Epsilon Jessica Nable – Media 917.270.3293 jnable@epsilon.com

EPSILON TO CREATE OMNICHANNEL MARKETING DATABASE AND PROVIDE EMAIL MARKETING SERVICES FOR
NATIONAL FOOTBALL LEAGUE

Epsilon to Provide Integrated Strategy to Enable a More Meaningful Experience for NFL Fans

DALLAS (August 8, 2013) – The National Football League (NFL) has signed a new agreement with Epsilon, an Alliance Data (NYSE: ADS) company. Epsilon will host the NFL’s comprehensive consumer marketing database which will enable the NFL to drive domestic and international fan engagement by delivering a complete, integrated view of the NFL fan across a number of NFL properties. Epsilon will also support email marketing efforts for the NFL and its partner programs.

Epsilon will provide a database marketing solution to house NFL data from properties across the business. By integrating approximately 25 data sources across millions of fans around the globe in the marketing database, Epsilon will help the NFL build even more meaningful and relevant communications across all marketing channels including direct mail, email, social, mobile and online. The data incorporated into the database will include fan interactions with various NFL properties and across all engagement channels, as well as self-reported information. Epsilon’s solution will enable the NFL to better connect with and serve its fans by fine-tuning its communication efforts based on fans’ preferences.

Additionally, Epsilon will provide permission-based email marketing services for the NFL and partner programs including deployment, design, targeting and segmentation to ensure that relevant, personalized content is delivered to fans to increase engagement. The Epsilon team will also provide testing, modeling, contact optimization and measurement to continually review and improve upon email marketing strategies to ensure these campaigns are driving results.

“We are pleased to work with Epsilon to better serve and engage with our fans around the world,” said Aidan Lyons, vice president, Fan Centric Marketing at the NFL.

“The NFL is one of the most recognizable brands in the world. It’s also a complex brand with many valuable properties that connect and engage with fans around the globe. By investing in the infrastructure to streamline data and improve their communications with fans, the NFL will build an even better fan experience and generate a more valuable two-way dialogue with each of their fans,” said Bryan Kennedy, chief executive officer of Epsilon. “Epsilon has a long heritage in data-driven marketing and we know what is required to effectively leverage data and implement an omnichannel approach. Engaging with consumers, or fans, requires deep insight, leading-edge technology and an effective strategy. We bring all of these things to brands and we help them achieve success.”

About Epsilon
Epsilon is the global leader in delivering direct-to-customer connections that drive business performance. Epsilon's integrated solutions leverage the power of rich transactional and demographic marketing data, strategic insights, analytics, award-winning creative and robust digital and database marketing technologies to connect brands with consumers both online and offline, increasing engagement to generate measurable marketing outcomes.  Founded in 1969, Epsilon works with over 2,000 global clients and employs over 4,800 associates in 60 offices worldwide. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com, follow us on Twitter @EpsilonMktg or call 1.800.309.0505.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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